Exhibit 23.1


         Consent of Independent Certified Public Accountants


We have issued our report dated March 13, 2004, accompanying the consolidated financial statements of Access Pharmaceuticals, Inc., included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



Grant Thornton LLP


Dallas, Texas
April 6, 2004